Exhibit 99.1

PROMISSORY NOTE

$1,500,000.00 PLUS CAPITALIZED INTEREST	April 23, 2019

Revolution Lighting Technologies, Inc., a Delaware corporation (“Maker”), hereby promises to pay ROBERT V. LAPENTA, SR., an individual with a business address at 177 Broad Street, 12th Floor, Stamford, Connecticut 06901 (the “Lender”), its successors and assigns, in lawful money of the United States of America, the sum one million five hundred thousand dollars ($1,500,000.00), or, if less, the aggregate unpaid principal amount of this Promissory Note (this “Note”), all in accordance with this Note, together with Capitalized Interest (as defined below) and accrued and unpaid interest thereon, at the rate or rates set forth below on July 20, 2020 (the “Maturity Date”).

The unpaid principal amount of this Note shall bear interest from and after the date of this Note at a rate per annum which is at all times equal to the greater of (i) the One Month LIBOR Rate (hereinafter defined) then in effect plus three hundred seventy five (375) basis points (3.75%) or (ii) the current applicable interest rate under, and in accordance with the terms in, that certain Loan and Security Agreement by and between Maker, Bank of America, N.A. and others dated as of August 20, 2014, as the same has been and may in the future be amended, restated, supplemented or otherwise modified (the “BOA Loan Agreement”), including without limitation any default rate applicable thereunder as and when permitted to be imposed by Bank of America, N.A. (for the avoidance of doubt, if the BOA Termination (as defined below) has occurred, then this rate is determined to be zero), plus one hundred (100) basis points (1.00%) (the “Bank-Related Rate”). Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. For purposes of this Note, the “One Month LIBOR Rate” in effect at any time shall mean the rate of interest published in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period on the date hereof and on the first Business Day of each calendar month thereafter (provided that, if the Wall Street Journal does not publish on such date, then the next preceding date on which the Wall Street Journal has published). If the “One Month LIBOR Rate” shall (or is expected to) be illegal or unavailable for more than a 90 day period, then the Lender shall so notify the Maker and the interest rate hereunder shall bear interest at a rate per annum equal to the greater of (x) the Prime Rate then in effect, as published in the Wall Street Journal, plus two hundred seventy five (275) basis points (2.75%) and (y) the Bank-Related Rate.

If the BOA Loan Agreement has been terminated and all of the Obligations (as defined therein) (collectively, the “BOA Obligations”) have been satisfied in full in accordance with the terms thereof (the “BOA Termination”), then, upon the occurrence and during the continuance of an Event of Default (as defined below) under this Note, the unpaid principal of, and all accrued and unpaid interest on this Note shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing by the Lender, at a rate per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Note plus two hundred (200) basis point (2%).

Commencing on May 1, 2019, interest hereunder will be due and payable on the first Business Day of each calendar month following the month in which such interest accrued. All or any portion of the interest that accrues and is payable hereunder may be paid in cash to the extent permitted pursuant to that certain Subordination and Intercreditor Agreement, dated as of November 21, 2018, made by the Lender in its capacity as a subordinated creditor for the benefit of Bank of America, N.A. (the “Intercreditor Agreement”), or, in the absence of an Event of Default and only to the extent any interest is not permitted to be paid in cash under the Intercreditor Agreement, be paid in kind and capitalized by adding to the outstanding principal amount of this Note (the “Capitalized Interest”), and shall constitute principal for all purposes under this Note and shall bear interest at the rates set forth above, beginning on the date such additional principal amount is added to the principal amount hereof.

In no event will the rate of interest hereunder exceed the maximum rate allowed by law. If any interest hereunder is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Note.

The aggregate principal amount of this Note plus all accrued and unpaid interest thereon shall be payable in full on the Maturity Date.

This Note may be prepaid in whole or in part at any time, together with all accrued and unpaid interest thereon, without premium or penalty.

In the event that there is an (a)(i) Event of Default under, and as defined in, the BOA Loan Agreement and (ii) the BOA Obligations have been declared immediately due and payable as a result thereof or (b) Maker (i) shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of or interest on this Note, (ii) assigns this Note or Maker’s obligations hereunder without the prior written consent of the Lender or (iii) shall have breached any representation or warranty set forth herein, then the Lender may declare all obligations (including without limitation, outstanding principal and accrued and unpaid interest thereon) under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In the event that (i) Maker shall (A) generally not, or shall become unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (B) make an assignment for the benefit of creditors; (C) apply for or consent to the appointment of a custodian, receiver, trustee, sequestrator, conservator or similar official for it or a substantial part of its assets; (D) voluntarily commence any proceeding or file any petition seeking relief under any federal, state or foreign bankruptcy, insolvency, receivership, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar law or statute, whether now or hereafter in effect; (E) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (ii) below; (F) file an answer admitting the material allegations of a petition filed against it in any such proceeding; or (G) take any action for the purpose of effecting any of the foregoing or (ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of Maker, or of a substantial part of the property or assets of Maker, under any federal, state or foreign bankruptcy, insolvency, receivership, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar law or statute, whether now or hereafter in effect, (y) the appointment of a custodian, receiver, trustee, sequestrator, conservator or similar official for Maker or a substantial part of any Maker’s assets, or (z) the winding up or liquidation of Maker; and any such proceeding or petition contemplated under this clause (ii) shall continue undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered, then, upon the occurrence of any event contemplated in clause (i) or (ii) above, without any further action or notice on the part of the Lender, all outstanding amounts under this Note shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Maker. All of the events described in this paragraph are collectively “Events of Default” and individually an “Event of Default.”

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note. The Maker shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses.

This Note shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of New York, without regard to principles of conflict of laws.

This Note may only be amended, modified or terminated by an agreement in writing signed by the parties hereto. This Note shall be binding upon the permitted successors and assigns of the Maker and inure to the benefit of the Lender and its successors, endorsees and assigns. This Note shall not be transferred without the express written consent of the Lender, provided that if the Lender consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Note shall be binding upon any successor to Maker and shall inure to the benefit of and be extended to any holder thereof.

This Note is secured by any and all collateral of the Maker and its subsidiaries pursuant to the terms set forth in a Security Agreement, dated as of November 21, 2018, by and among Maker, each subsidiary of Maker party thereto, the lenders referred to therein and Aston Capital, LLC (“Aston Capital”), a Delaware limited liability company, as collateral agent for the lenders referred to therein and shall be entitled to the benefits thereof (the “Security Agreement”). The Lender (by acceptance of the benefits of this Note and the Security Agreement) shall appoint Aston Capital as collateral agent pursuant to the terms to be set forth therefor in the Security Agreement.

This Note is guaranteed by each subsidiary of Maker pursuant to that certain Guaranty, dated as of November 21, 2018, by and among each subsidiary of Maker listed as a “Guarantor” on the signature pages thereto and the lenders party thereto.

THIS NOTE IS SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT BY ROBERT V. LAPENTA AND ASTON CAPITAL, LLC IN FAVOR OF BANK OF AMERICA, N.A., DATED NOVEMBER 21, 2018.

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IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Maker as of the date first written above.

REVOLUTION LIGHTING TECHNOLOGIES, INC. (“MAKER”)

By:	/s/ James DePalma
Name:	James DePalma
Title:	Chief Financial Officer

Address: 177 Broad Street 12th Floor
Stamford, CT 06901

ROBERT V. LAPENTA
(“LENDER”)

/s/ ROBERT V. LAPENTA